EXHIBIT 99.1
JULY 27, 2026
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces Second Quarter 2026 Financial Results

Hammond, Louisiana, July 27, 2026 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the second quarter and six months ending June 30, 2026.

Financial Highlights for the second quarter and six months ended June 30, 2026, are as follows:

•Net income (loss) for the three months ended June 30, 2026 and 2025 was $3.4 million and $(7.3) million, respectively. Net income (loss) for the six months ended June 30, 2026 and 2025 was $6.2 million and $(13.5) million, respectively, an increase of $19.6 million.

•Total assets decreased $183.3 million and were $3.9 billion at June 30, 2026 compared to $4.1 billion at December 31, 2025. Total loans at June 30, 2026 were $1.8 billion, a decrease of $304.6 million, or 14.7%, compared with December 31, 2025. Total deposits were $3.5 billion at June 30, 2026, a decrease of $175.8 million, or 4.8%, compared with December 31, 2025. Retained earnings were $18.7 million at June 30, 2026, an increase of $4.7 million compared to $14.1 million at December 31, 2025. Shareholders' equity was $227.4 million and $226.2 million at June 30, 2026 and December 31, 2025, respectively.

•Earnings (loss) per common share were $0.17 and $(0.61) for the three months ended June 30, 2026 and 2025, respectively. Total weighted average shares outstanding were 16,326,060 and 12,910,785 for the three months ended June 30, 2026 and 2025, respectively. Earnings (loss) per common share were $0.31 and $(1.15) for the six months ended June 30, 2026 and 2025, respectively. Total weighted average shares outstanding were 16,062,514 and 12,709,905 for the six months ended June 30, 2026 and 2025, respectively.

•The allowance for credit losses was 1.94% of total loans at June 30, 2026 compared to 1.97% at December 31, 2025.

•Net interest income for the three months ended June 30, 2026 was $22.3 million compared to $22.2 million for the three months ended June 30, 2025. Net interest income for the six months ended June 30, 2026 was $43.0 million compared to $44.5 million for the six months ended June 30, 2025.

•The provision for credit losses for the three months ended June 30, 2026 was $2.6 million compared to $16.6 million for the three months ended June 30, 2025. The provision for credit losses for the six months ended June 30, 2026 was $5.3 million compared to $31.2 million for the six months ended June 30, 2025.

•Charge-offs were $7.7 million during the three months ended June 30, 2026 and $1.1 million during the same period in 2025. Recoveries totaled $0.9 million during the three months ended June 30, 2026 and $0.2 million during the same period in 2025. Charge-offs were $13.2 million during the six months ended June 30, 2026 and $8.0 million during the same period in 2025. Recoveries totaled $1.5 million during the six months ended June 30, 2026 and $0.4 million during the same period in 2025.

•First Guaranty had $29.7 million of other real estate owned as of June 30, 2026 compared to $35.1 million at December 31, 2025.

•The net interest margin for the three months ended June 30, 2026 was 2.37% which was an increase of 3 basis points from the net interest margin of 2.34% for the same period in 2025. The net interest margin for the six months ended June 30, 2026 was 2.22% which was a decrease of 13 basis points from the net interest margin of 2.35% for the same period in 2025. Loans as a percentage of average interest earning assets decreased to 49.5% at June 30, 2026 compared to 66.5% at June 30, 2025.

•Investment securities totaled $1.2 billion at June 30, 2026, an increase of $214.7 million when compared to $999.3 million at December 31, 2025. At June 30, 2026, available for sale securities, at fair value, totaled $890.8 million, an increase of $214.2 million when compared to $676.6 million at December 31, 2025. At June 30, 2026, held to maturity securities, at amortized cost and net of the allowance for credit losses totaled $323.2 million, an increase of $0.5 million when compared to $322.7 million at December 31, 2025. The allowance for credit losses for HTM securities was $0.2 million at June 30, 2026 and December 31, 2025.

•Total loans net of unearned income were $1.8 billion at June 30, 2026, a net decrease of $304.6 million from December 31, 2025. Total loans net of unearned income are reduced by the allowance for credit losses which totaled $34.3 million at June 30, 2026 and $40.8 million at December 31, 2025, respectively.

•Nonaccrual loans decreased $19.0 million to $40.6 million at June 30, 2026 compared to $59.6 million at December 31, 2025.

•At June 30, 2026, the largest 10 non-performing loan relationships comprise 78% of total non-performing assets. Additional details on the non-performing relationships are as follows:
1.A $23.3 million loan relationship secured by an independent living center located in Louisiana; the loan was transferred to other real estate owned in the fourth quarter of 2025.
2.A $10.8 million loan relationship secured by an assisted living center located in Texas; the loan was placed on nonaccrual in the third quarter of 2025.
3.A $7.7 million loan relationship secured by commercial land development located in Texas; the loan was placed on nonaccrual in the second quarter of 2026.

4.A $5.2 million loan relationship was placed on nonaccrual during the second quarter of 2025. The loan is secured by multifamily apartment complexes located in Louisiana. This loan relationship had a specific reserve of $0.8 million as of June 30, 2026.
5.A $2.4 million guaranteed loan secured by livestock and farmland located in Louisiana; the loan was placed in nonaccrual in the fourth quarter of 2024.
6.A $1.5 million loan secured by a hotel in Louisiana; the loan was placed on nonaccrual during the second quarter of 2026. This loan relationship had a specific reserve of $0.6 million as of June 30, 2026.
7.A $1.2 million loan secured by multiple office buildings located in West Virginia; the loan was placed on nonaccrual during the second quarter of 2025.
8.A $1.0 million loan secured by commercial real estate in Texas; the loan was placed on nonaccrual during the third quarter of 2024.
9.A $0.8 million loan secured by a retail strip center located in Louisiana; the loan was placed on nonaccrual during the fourth quarter of 2025.
10.A $0.8 million loan secured by a mobile home park located in New Mexico; the loan was transferred to other real estate owned in the second quarter of 2026.

•First Guaranty charged off $7.7 million in loan balances during the second quarter of 2026. The details of the $7.7 million in charged-off loans were as follows:
1.First Guaranty charged off $5.7 million on a commercial lease relationship during the second quarter of 2026. This relationship had no remaining principal balance as of June 30, 2026.
2.First Guaranty charged off $0.8 million on a commercial lease relationship during the second quarter of 2026. This relationship had no remaining principal balance as of June 30, 2026.
3.First Guaranty charged off $0.7 million on a non-farm non-residential loan relationship during the second quarter of 2026. This relationship had a remaining principal balance of $0.4 million as of June 30, 2026.
4.Smaller loans and overdrawn deposit accounts comprised the remaining $0.5 million of charge-offs for the second quarter of 2026.

•Special mention loan relationships totaled $186.6 million as of June 30, 2026, a decline of $142.9 million compared to December 31, 2025.

•Substandard loan relationships totaled $276.6 million as of June 30, 2026, a decline of $71.0 million compared to December 31, 2025.

•There were no doubtful loan relationships as of June 30, 2026, a decline of $9.4 million compared to December 31, 2025.

•Noninterest expense totaled $17.2 million for the second quarter 2026, $16.7 million for the first quarter 2026, $16.8 million for the fourth quarter of 2025, $30.2 million for the third quarter of 2025 (including $12.9 million of goodwill impairment), and $17.3 million for the second quarter of 2025. Full time equivalent employees totaled 333 at June 30, 2026 compared to 360 at June 30, 2025.

•Return on average assets for the three months ended June 30, 2026 and 2025 was 0.35% and (0.75)%, respectively. Return on average assets for the six months ended June 30, 2026 and 2025 was 0.31% and (0.69)%, respectively. Return on average common equity for the three months ended June 30, 2026 and 2025 was 5.95% and (14.33)%, respectively. Return on average common equity for the six months ended June 30, 2026 and 2025 was 5.24% and (13.31)% respectively. Return on average assets is calculated by dividing annualized net income by average assets. Return on average common equity is calculated by dividing annualized net income by average common equity.

•Book value per common share was $11.75 as of June 30, 2026 compared to $12.23 as of December 31, 2025. The decrease was due primarily to the changes in accumulated other comprehensive income ("AOCI") and recent issuance of new shares. AOCI is comprised of unrealized gains and losses on available for sale securities, including unrealized losses on available for sale securities at the time of transfer to held to maturity.

•First Guaranty's Board of Directors declared cash dividends of $0.01 per common share in the second quarter of 2026 and 2025. First Guaranty has paid 132 consecutive quarterly dividends as of June 30, 2026.

•First Guaranty paid preferred stock dividends of $1.2 million during the first six months of 2026 and 2025.

•On March 10, 2026, First Guaranty Bank entered into an agreement with Armstrong Bank, Muskogee, Oklahoma, to sell the Bank's Texas operations, consisting of five branches and related deposits, loans and certain other assets, to Armstrong Bank. The transaction is expected to consist of approximately $227 million in deposits and $93 million in loans. The transaction is expected to close on July 31, 2026.

About First Guaranty

First Guaranty Bancshares, Inc. is the holding company for First Guaranty Bank, a Louisiana state-chartered bank. Founded in 1934, First Guaranty Bank offers a wide range of financial services and focuses on building client relationships and providing exceptional customer service. First Guaranty Bank currently operates thirty locations throughout Louisiana, Texas, Kentucky and West Virginia. First Guaranty’s common stock trades on the NASDAQ under the symbol FGBI. For more information, visit www.fgb.net.
Forward Looking Statements
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended with respect to the financial condition, liquidity, results of operations, and future performance of the business of First Guaranty Bancshares, Inc. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” We caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. These forward-looking statements are subject to a number of factors and uncertainties, including, without limitation, the “Risk Factors” referenced in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of First Guaranty. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	June 30, 2026	December 31, 2025
Assets
Cash and cash equivalents:
Cash and due from banks	$781,030	$845,150
Federal funds sold	546	551
Cash and cash equivalents	781,576	845,701

Interest-earning time deposits with banks	250	250

Investment securities:
Available for sale, at fair value (cost of $901,862 and $674,139 respectively)	890,758	676,592
Held to maturity, at cost and net of allowance for credit losses of $150 (estimated fair value of $265,294 and $268,094 respectively)	323,203	322,675
Investment securities	1,213,961	999,267

Federal Home Loan Bank stock, at cost	10,433	10,206

Loans, net of unearned income	1,765,210	2,069,802
Less: allowance for credit losses	34,299	40,755
Net loans	1,730,911	2,029,047

Premises and equipment, net	72,656	59,585
Intangible assets, net	2,218	2,638
Other real estate, net	29,721	35,084
Accrued interest receivable	11,875	12,455
Other assets	41,409	84,088
Total Assets	$3,895,010	$4,078,321

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$415,296	$414,604
Interest-bearing demand	1,092,746	1,165,061
Savings	224,436	213,936
Time	1,724,574	1,839,276
Total deposits	3,457,052	3,632,877

Repurchase agreements	7,227	7,119
Accrued interest payable	17,492	17,637
Long-term advances from Federal Home Loan Bank	135,000	135,000
Senior long-term debt	14,214	14,203
Junior subordinated debentures	29,835	29,805
Other liabilities	6,840	15,462
Total Liabilities	3,667,660	3,852,103

Shareholders' Equity
Preferred stock, Series A - $1,000 par value - 100,000 shares authorized
Non-cumulative perpetual; 34,500 issued and outstanding	33,058	33,058
Common stock, $1 par value - 100,600,000 shares authorized; 16,539,094 and 15,793,433 shares issued and outstanding	16,539	15,793
Surplus	176,492	170,621
Retained earnings	18,742	14,055
Accumulated other comprehensive (loss) income	(17,481)	(7,309)
Total Shareholders' Equity	227,350	226,218
Total Liabilities and Shareholders' Equity	$3,895,010	$4,078,321
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share data)	2026	2025	2026	2025
Interest Income:
Loans (including fees)	$33,090	$41,013	$66,369	$83,982
Deposits with other banks	6,073	7,511	14,710	13,510
Securities (including FHLB stock)	12,118	5,797	22,477	11,292
Total Interest Income	51,281	54,321	103,556	108,784

Interest Expense:
Demand deposits	8,241	12,708	17,851	24,912
Savings deposits	963	1,336	1,909	2,598
Time deposits	17,395	15,196	35,994	31,086
Borrowings	2,404	2,841	4,835	5,725
Total Interest Expense	29,003	32,081	60,589	64,321

Net Interest Income	22,278	22,240	42,967	44,463
Less: Provision for credit losses	2,625	16,610	5,250	31,158
Net Interest Income after Provision for Credit Losses	19,653	5,630	37,717	13,305

Noninterest Income:
Service charges, commissions and fees	736	834	1,494	1,683
ATM and debit card fees	655	778	1,297	1,525
Net gains on securities	—	—	1	—
Net gains on sale of assets	—	—	44	4
Other	508	544	1,271	1,298
Total Noninterest Income	1,899	2,156	4,107	4,510

Total Business Revenue, Net of Provision for Credit Losses	21,552	7,786	41,824	17,815

Noninterest Expense:
Salaries and employee benefits	7,029	7,843	14,381	16,284
Occupancy and equipment expense	2,361	2,605	4,825	5,245
Other	7,818	6,819	14,731	13,755
Total Noninterest Expense	17,208	17,267	33,937	35,284

Income (Loss) Before Income Taxes	4,344	(9,481)	7,887	(17,469)
Provision (benefit) for income taxes	913	(2,178)	1,713	(4,000)
Net Income (Loss)	3,431	(7,303)	6,174	(13,469)
Less: Preferred stock dividends	582	582	1,164	1,164
Net Income (Loss) Available to Common Shareholders	$2,849	$(7,885)	$5,010	$(14,633)

Per Common Share:
Earnings (Loss)	$0.17	$(0.61)	$0.31	$(1.15)
Cash dividends paid	$0.01	$0.01	$0.02	$0.02

Weighted Average Common Shares Outstanding	16,326,060	12,910,785	16,062,514	12,709,905
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$657,069	$6,073	3.71%	$676,456	$7,511	4.45%
Securities (including FHLB stock)	1,243,273	12,118	3.91%	671,090	5,797	3.46%
Federal funds sold	544	—	—%	573	—	—%
Loans held for sale	—	—	—%	—	—	—%
Loans, net of unearned income (6)	1,864,702	33,090	7.12%	2,459,978	41,013	6.69%
Total interest-earning assets	3,765,588	$51,281	5.46%	3,808,097	$54,321	5.72%

Noninterest-earning assets:
Cash and due from banks	24,787			20,676
Premises and equipment, net	68,430			66,172
Other assets	44,854			22,876
Total Assets	$3,903,659			$3,917,821

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$1,064,664	$8,241	3.11%	$1,367,486	$12,708	3.73%
Savings deposits	219,383	963	1.76%	243,589	1,336	2.20%
Time deposits	1,759,634	17,395	3.96%	1,406,320	15,196	4.33%
Borrowings	186,565	2,404	5.17%	200,862	2,841	5.67%
Total interest-bearing liabilities	3,230,246	$29,003	3.60%	3,218,257	$32,081	4.00%

Noninterest-bearing liabilities:
Demand deposits	416,385			406,409
Other	31,969			39,427
Total Liabilities	3,678,600			3,664,093

Shareholders' equity	225,059			253,728
Total Liabilities and Shareholders' Equity	$3,903,659			$3,917,821
Net interest income		$22,278			$22,240

Net interest rate spread (1)			1.86%			1.72%
Net interest-earning assets (2)	$535,342			$589,840
Net interest margin (3), (4)			2.37%			2.34%

Average interest-earning assets to interest-bearing liabilities			116.57%			118.33%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 2.39% and 2.35% for the above periods ended June 30, 2026 and 2025 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended June 30, 2026 and 2025 respectively.
(5)Annualized.
(6)Includes loan fees of $1.2 million for the three months ended June 30, 2026 and 2025.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$800,580	$14,710	3.71%	$612,331	$13,510	4.45%
Securities (including FHLB stock)	1,174,109	22,477	3.86%	664,386	11,292	3.43%
Federal funds sold	546	—	—%	523	—	—%
Loans held for sale	—	—	—%	1,705	—	—%
Loans, net of unearned income (6)	1,936,196	66,369	6.91%	2,541,990	83,982	6.66%
Total interest-earning assets	3,911,431	$103,556	5.34%	3,820,935	$108,784	5.74%

Noninterest-earning assets:
Cash and due from banks	24,411			20,517
Premises and equipment, net	63,743			66,550
Other assets	46,862			26,847
Total Assets	$4,046,447			$3,934,849

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$1,146,400	$17,851	3.14%	$1,370,630	$24,912	3.67%
Savings deposits	217,272	1,909	1.77%	240,265	2,598	2.18%
Time deposits	1,817,975	35,994	3.99%	1,423,912	31,086	4.40%
Borrowings	186,351	4,835	5.23%	201,441	5,725	5.73%
Total interest-bearing liabilities	3,367,998	$60,589	3.63%	3,236,248	$64,321	4.01%

Noninterest-bearing liabilities:
Demand deposits	416,993			404,214
Other	35,461			39,679
Total Liabilities	3,820,452			3,680,141

Shareholders' equity	225,995			254,708
Total Liabilities and Shareholders' Equity	$4,046,447			$3,934,849
Net interest income		$42,967			$44,463

Net interest rate spread (1)			1.71%			1.73%
Net interest-earning assets (2)	$543,433			$584,687
Net interest margin (3), (4)			2.22%			2.35%

Average interest-earning assets to interest-bearing liabilities			116.14%			118.07%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 2.23% and 2.35% for the above periods ended June 30, 2026 and 2025 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended June 30, 2026 and 2025 respectively.
(5)Annualized.
(6)Includes loan fees of $2.8 million for the six months ended June 30, 2026 and 2025.

The following table summarizes the components of First Guaranty's loan portfolio as of June 30, 2026, March 31, 2026, December 31, 2025, and September 30, 2025:

	June 30, 2026		March 31, 2026		December 31, 2025		September 30, 2025
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$99,000	5.6%	$109,758	5.7%	$149,493	7.2%	$231,156	10.1%
Farmland	30,878	1.7%	31,377	1.6%	32,160	1.5%	31,685	1.4%
1- 4 Family	420,388	23.8%	427,518	22.2%	428,773	20.7%	441,017	19.3%
Multifamily	85,772	4.8%	127,973	6.6%	144,235	6.9%	137,582	6.0%
Non-farm non-residential	790,300	44.7%	879,022	45.5%	948,536	45.7%	1,003,198	43.9%
Total Real Estate	1,426,338	80.6%	1,575,648	81.6%	1,703,197	82.0%	1,844,638	80.7%
Non-Real Estate:
Agricultural	42,860	2.4%	37,899	2.0%	35,244	1.7%	44,737	2.0%
Commercial and industrial	222,627	12.6%	214,368	11.1%	228,738	11.0%	227,077	9.9%
Commercial leases	56,619	3.2%	71,110	3.7%	75,617	3.7%	134,958	5.9%
Consumer and other	21,223	1.2%	31,070	1.6%	33,023	1.6%	34,763	1.5%
Total Non-Real Estate	343,329	19.4%	354,447	18.4%	372,622	18.0%	441,535	19.3%
Total loans before unearned income	1,769,667	100.0%	1,930,095	100.0%	2,075,819	100.0%	2,286,173	100.0%
Unearned income	(4,457)		(5,518)		(6,017)		(6,432)
Total loans net of unearned income	$1,765,210		$1,924,577		$2,069,802		$2,279,741

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Nonaccrual loans:
Real Estate:
Construction and land development	$18,823	$9,466	$9,281	$8,707
Farmland	2,595	2,633	2,671	2,777
1- 4 family	7,593	8,865	9,768	10,536
Multifamily	2,215	2,231	2,278	23,998
Non-farm non-residential	7,064	21,789	24,347	42,532
Total Real Estate	38,290	44,984	48,345	88,550
Non-Real Estate:
Agricultural	1,436	1,645	2,172	1,886
Commercial and industrial	841	1,224	2,266	5,339
Commercial leases	—	6,483	6,640	18,358
Consumer and other	27	73	158	132
Total Non-Real Estate	2,304	9,425	11,236	25,715
Total nonaccrual loans	40,594	54,409	59,581	114,265

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	—	—	—	—
Farmland	—	—	—	—
1- 4 family	—	107	763	—
Multifamily	—	—	—	—
Non-farm non-residential	—	123	33	—
Total Real Estate	—	230	796	—
Non-Real Estate:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Commercial leases	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total loans 90 days and greater delinquent & accruing	—	230	796	—

Total non-performing loans	40,594	54,639	60,377	114,265

Real Estate Owned:
Real Estate Loans:
Construction and land development	1,161	1,161	8,161	8,545
Farmland	—	—	—	—
1- 4 family	897	851	351	234
Multifamily	—	—	—	—
Non-farm non-residential	27,663	26,860	26,572	3,271
Total Real Estate	29,721	28,872	35,084	12,050
Non-Real Estate Loans:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Commercial leases	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total Real Estate Owned	29,721	28,872	35,084	12,050

Total non-performing assets	$70,315	$83,511	$95,461	$126,315

Non-performing assets to total loans	3.98%	4.34%	4.61%	5.54%
Non-performing assets to total assets	1.81%	2.11%	2.34%	3.33%
Non-performing loans to total loans	2.30%	2.84%	2.92%	5.01%
Nonaccrual loans to total loans	2.30%	2.83%	2.88%	5.01%
Allowance for credit losses to nonaccrual loans	84.49%	70.74%	68.40%	75.01%
Net loan charge-offs to average loans	1.22%	0.99%	3.17%	1.55%

The table below lists the Top 10 Nonperforming Assets at June 30, 2026.

Top 10 Non-Performing Assets
		Balance	Allocated Reserve	Origination Year	Location
	Asset Description
1	Independent Living Center OREO	$23,301	$—	2021	Louisiana
2	Assisted Living Center	10,789	—	2023-2025	Texas
3	Commercial Land Development	7,723	73	2023	Texas
4	Apartment Complex	5,181	794	2023	Louisiana
5	Farmland	2,391	—	2020	Louisiana
6	Hotel	1,522	550	2016	Louisiana
7	Commercial Building	1,175	—	2023	West Virginia
8	Commercial Real Estate	965	—	2017	Texas
9	Retail Strip Center	833	5	2016	Louisiana
10	Mobile Home Park OREO	831	—	2020	New Mexico
		$54,711	$1,422

The table below provides a status update as of June 30, 2026 on the previously reported Top 10 Nonperforming Assets in first quarter 2026.

Top 10 Nonperforming Assets
		March 31, 2026			June 30, 2026
		Balance	Allocated Reserve	Location	Status
	Asset Description
1	Independent Living Center	$23,301	$—	Louisiana	Remains in OREO
2	Assisted Living Center	14,488	—	Louisiana	Paid Off
3	Assisted Living Center	9,138	—	Texas	Remains Nonaccrual
4	Commercial Lease	5,711	—	Multistate	Charged Off
5	Apartment Complex	5,208	857	Louisiana	Remains Nonaccrual
6	Farmland	1,422	—	Louisiana	Remains Nonaccrual
7	Commercial Real Estate	1,308	28	Texas	Remains Nonaccrual
8	Commercial Building	1,199	21	West Virginia	Remains Nonaccrual
9	Mobile Home Park	1,164	—	New Mexico	Transferred to OREO
10	Poultry/Cattle Farm	997	—	Louisiana	Remains Nonaccrual
		$63,936	$906

The tables below list the top 10 special mention and substandard relationships as of June 30, 2026.

Top 10 Special Mention Relationships
		Balance	Allocated Reserve	Origination Year(s)	Location
	Relationship Description
1	Assisted Living Facility	33,467	—	2022	Alabama
2	Construction Business	20,607	—	2022-2024	Louisiana & Texas
3	Assisted Living Facility	16,602	—	2017	Louisiana
4	Recreational Park	16,465	—	2020	Louisiana
5	Land Subdivision	16,152	—	2022	Texas
6	Warehouse Facility	15,750	—	2011	Louisiana & Tennessee
7	Hotel Property	14,518	—	2023	Florida
8	Multipurpose Commercial Real Estate Building	8,884	—	2023	Louisiana
9	Multipurpose Commercial Real Estate Building	7,317	—	2021	Texas
10	Hotel Property	4,592	—	2023	Georgia
		$154,354	$—

Top 10 Substandard Relationships
		Balance		Allocated Reserve	Origination Year(s)	Location
	Relationship Description
1	Medical Facilities	$45,302		$—	2008-2022	Louisiana
2	Owner Occupied Office Building	30,705		—	2023	Utah
3	Manufacturing Company	30,270		—	2015-2024	Louisiana
4	Medical Facilities	23,176	`	—	2020-2021	Arkansas
5	Commercial Retail Shopping Center	13,204		—	2020-2022	Oklahoma
6	Food Processor	12,755		—	2022-2024	Ohio
7	Gas Station & Convenience Store	11,420		—	2023	Louisiana
8	Assisted Living Facility	10,789		—	2023-2025	Texas
9	Commercial Land Development	7,723		73	2023	Texas
10	Timber & Lodging	7,006		—	2022-2024	Louisiana
		$192,350		$73

The following table presents, for the periods indicated, the major categories of other noninterest expense:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Other noninterest expense:
Legal and professional fees	$787	$671	$1,480	$1,759
Data processing	365	349	690	686
ATM fees	344	502	702	852
Marketing and public relations	189	163	411	404
Taxes - sales, capital, and franchise	518	543	1,034	1,043
Operating supplies	39	49	111	86
Software expense and amortization	1,237	1,188	2,409	2,404
Travel and lodging	127	126	182	198
Telephone	92	104	186	195
Amortization of core deposit intangibles	174	174	348	348
Donations	86	82	153	140
Net costs from other real estate and repossessions	530	24	898	74
Regulatory assessment	1,808	1,609	3,616	3,153
Other	1,522	1,235	2,511	2,413
Total other noninterest expense	$7,818	$6,819	$14,731	$13,755

The following table presents, for the periods indicated, the major categories of other noninterest expense:

	Three Months Ended June 30,	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended September 30,
(in thousands)	2026	2026	2025	2025
Other noninterest expense:
Legal and professional fees	$787	$693	$665	$988
Data processing	365	325	331	336
ATM fees	344	358	432	390
Marketing and public relations	189	222	174	151
Taxes - sales, capital, and franchise	518	516	237	542
Operating supplies	39	72	48	66
Software expense and amortization	1,237	1,172	1,289	1,211
Travel and lodging	127	55	133	88
Telephone	92	94	91	88
Amortization of core deposit intangibles	174	174	174	174
Donations	86	67	33	51
Net costs from other real estate and repossessions	530	368	815	13
Regulatory assessment	1,808	1,808	1,778	1,777
Other	1,522	989	1,437	1,330
Total other noninterest expense	$7,818	$6,913	$7,637	$7,205

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At June 30,	At December 31,
(in thousands except for share data and %)	2026	2025	2024	2023	2022
Tangible Common Equity
Total shareholders' equity	$227,350	$226,218	$255,049	$249,631	$234,991
Adjustments:
Preferred	33,058	33,058	33,058	33,058	33,058
Goodwill	—	—	12,900	12,900	12,900
Acquisition intangibles	1,918	2,266	2,962	3,658	4,355
Other intangibles	100	100	100	100	—
Tangible common equity	$192,274	$190,794	$206,029	$199,915	$184,678
Common shares outstanding	16,539,094	15,793,433	12,504,717	12,475,424	10,716,796
Book value per common share	$11.75	$12.23	$17.75	$17.36	$18.84
Tangible book value per common share	$11.63	$12.08	$16.48	$16.03	$17.23
Tangible Assets
Total Assets	$3,895,010	$4,078,321	$3,972,728	$3,552,772	$3,151,347
Adjustments:
Goodwill	—	—	12,900	12,900	12,900
Acquisition intangibles	1,918	2,266	2,962	3,658	4,355
Other intangibles	100	100	100	100	—
Tangible Assets	$3,892,992	$4,075,955	$3,956,766	$3,536,114	$3,134,092
Tangible common equity to tangible assets	4.94%	4.68%	5.21%	5.65%	5.89%

Regulatory Capital

Risk-based capital regulations adopted by the FDIC require banks to achieve and maintain specified ratios of capital to risk-weighted assets. Similar capital regulations apply to bank holding companies over $3.0 billion in assets. The risk-based capital rules are designed to measure "Tier 1" capital (consisting of common equity, retained earnings and a limited amount of qualifying perpetual preferred stock and trust preferred securities, net of goodwill and other intangible assets and accumulated other comprehensive income) and total capital in relation to the credit risk of both on- and off- balance sheet items. Under the guidelines, one of its risk weights is applied to the different on-balance sheet items. Off-balance sheet items, such as loan commitments, are also subject to risk weighting. Applicable bank holding companies and all banks must maintain a minimum total capital to total risk weighted assets ratio of 8.00%, at least half of which must be in the form of core or Tier 1 capital. These guidelines also specify that bank holding companies that are experiencing internal growth or making acquisitions will be expected to maintain capital positions substantially above the minimum supervisory levels.

In order to avoid limitations on distributions, including dividend payments, and certain discretionary bonus payments to executive officers, an institution must hold a capital conservation buffer above its minimum risk-based capital requirements. As of June 30, 2026, the Bank's capital conservation buffer was 8.21% exceeding the minimum of 2.50%. As of June 30, 2026, First Guaranty's capital conservation buffer was 6.81% exceeding the minimum of 2.50%.

As a result of the Economic Growth, Regulatory Relief, and Consumer Protection Act, the Federal Reserve Board has amended its small bank holding company and savings and loan holding company policy statement to provide that holding companies with consolidated assets of less than $3 billion that are (i) not engaged in significant nonbanking activities, (ii) do not conduct significant off-balance sheet activities, and (3) do not have a material amount of SEC-registered debt or equity securities, other than trust preferred securities, that contribute to an organization's complexity, are no longer subject to regulatory capital requirements, effective August 30, 2018. On January 1, 2024, First Guaranty ceased being considered a "small bank holding company". Accordingly, both the Bank and First Guaranty are required to maintain specified ratios of capital to risk-weighted assets.

In addition, as a result of the legislation, the federal banking agencies have developed a "Community Bank Leverage Ratio" (the ratio of a bank's Tier 1 capital to average total consolidated assets) for financial institutions with assets of less than $10 billion. A "qualifying community bank" that exceeds this ratio will be deemed to be in compliance with all other capital and leverage requirements, including the capital requirements to be considered "well capitalized" under Prompt Corrective Action statutes. The federal banking agencies may consider a financial institution's risk profile when evaluating whether it qualifies as a community bank for purposes of the capital ratio requirement. The federal banking agencies initially set the new Community Bank Leverage Ratio at 9%. In April 2026, the federal banking agencies finalized a rule lowering the Community Bank Leverage Ratio to 8%, effective July 1, 2026; early adoption is not permitted. As of June 30, 2026, the Bank has not elected to follow the Community Bank Leverage Ratio.

At June 30, 2026, we satisfied the minimum regulatory capital requirements and were well capitalized within the meaning of federal regulatory requirements.

	"Well Capitalized Minimums"	As of June 30, 2026	As of December 31, 2025
Tier 1 Leverage Ratio
Bank	5.00%	7.09%	6.90%
Consolidated	N/A	6.22%	5.93%
Tier 1 Risk-based Capital Ratio
Bank	8.00%	14.95%	12.24%
Consolidated	8.00%	13.10%	10.52%
Total Risk-based Capital Ratio
Bank	10.00%	16.21%	13.48%
Consolidated	10.00%	15.97%	13.12%
Common Equity Tier One Capital Ratio
Bank	6.50%	14.95%	12.24%
Consolidated	N/A	11.31%	9.03%